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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-89775 on Form N-1A of our reports dated January 12, 2001 on Merrill Lynch Focus Twenty Fund, Inc. and Master Focus Twenty Trust, both appearing in the Fund's November 30, 2000 Annual Report, and to the reference to us under the caption "Financial Highlights" in the Prospectus which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
March 16, 2001